                                     [LETTERHEAD]

                    KUTAK ROCK                                      ATLANTA
                 A PARTNERSHIP                                    KANSAS CITY
           INCLUDING PROFESSIONAL CORPORATIONS                    LITTLE ROCK
                 SUITE 2900                                         NEW YORK
              717 SEVENTEENTH STREET                              OKLAHOMA CITY
             DENVER, COLORADO 80202-3329                              OMAHA
                (303) 297-2400                                       PHOENIX
             FACSIMILE (303) 292-7799                              PITTSBURGH
                                                                   WASHINGTON


                                  September 13, 1996



Union Financial Services-1, Inc.
6991 East Camelback Road, Suite B290
Scottsdale, AZ  85251

Gentlemen:

    We have acted as counsel to Union Financial Services-1, Inc. (the "Registrant") in connection with the preparation of (i) the Registration Statement on Form S-3 (Registration No. 333-8929) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including the forms of Prospectus and Prospectus Supplements forming a part thereof (collectively, the "Prospectus") and
(ii) Pre-Effective Amendments thereto (together, the "Registration Statement"). The Registration Statement and the Prospectus relate to the registration of up to $700 million aggregate principal amount of Taxable Student Loan Asset-Backed Notes (the "Securities"). Each Series of such Securities will be created and issued pursuant to a Second Amended and Restated Indenture of Trust entered into between you and Norwest Bank Minnesota, National Association, as trustee, and a supplement to such Indenture of Trust relating to such Series (collectively, the "Indenture"), as described in the Registration Statement. Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

    We have made such investigations of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Securities. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the

Union Financial Services-1, Inc.
September 13, 1996
Page 2



purchase, ownership and disposition of the Securities to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus.

    In rendering the following opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We also have assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings.

    We have assumed for the purposes of the opinions set forth below that
(i) the Indenture has been and any supplements with respect to each Series will be duly authorized by all necessary action and duly executed and delivered by the parties thereto substantially in the form filed in the Exhibits to the Registration Statement, (ii) the Securities will be created and issued substantially in the form set forth in the Indenture and sold in Series, all as described in the Registration Statement, (iii) the Securities of each Series will be duly authorized by all necessary action, duly executed, authenticated by the trustee and delivered in accordance with the provisions of the Indenture, and (iv) such Securities will be sold by you for reasonably equivalent consideration. In addition, we have assumed that the parties to the Indenture will satisfy their respective obligations thereunder.

    In rendering this opinion herein, we do not express any opinion concerning the laws of any jurisdiction other than the substantive laws of the State of Colorado (without regard to conflict of law principles) and the federal income tax law of the United States, and to present judicial interpretations thereof and to facts as they presently exist. For purposes of expressing the opinions herein, we note that the Indenture is expressly governed by the laws of other than the State of Colorado. Notwithstanding the foregoing, for purposes of this opinion we have reviewed the corporate statutes and other relevant laws of the State of Nevada and believe that such statutes and law are not inconsistent with those of the State of Colorado for purposes of the opinions set forth herein.
We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

    The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set

Union Financial Services-1, Inc.
September 13, 1996
Page 3


forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

    On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:


    1. The Securities of each Series offered pursuant to the Registration Statement will, when sold, be legally and validly issued, fully paid and nonassessable, and will be binding obligations of the Registrant entitled to the benefits of the Indenture and the supplements pursuant to which such Securities were issued; and

    2. The above-mentioned description of selected federal income tax consequences of the ownership of the Securities discusses all material federal income tax consequences of the purchase, ownership and disposition of the Securities, to the purchasers described in such description, subject to special rules under the Internal Revenue Code of 1986, as amended, and the description is accurate in all material respects with respect to those tax consequences that are discussed. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, or changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We further note that the form of Prospectus Supplement filed herewith does not relate to a specific transaction.

    We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Certain Federal Income Tax Consequences", "Legal Matters" and other references thereto in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations or the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                             Respectfully submitted,


                             /s/ Kutak Rock